Cytomedix Announces Restatement of Financial Statements Related to Equity Accounting Treatment for Previously Issued Warrants

Restatement has No Impact on Cash or Loss from Operations

GAITHERSBURG, Md. (January 6, 2011) – Cytomedix, Inc. (NYSE Amex: GTF) (the “Company” or “Cytomedix”), a leading developer of biologically active regenerative therapies for wound care, inflammation and angiogenesis, today announced that it will amend and restate its financial results for the year 2009, as well as its results for each of the quarters of 2009 and for the first three quarters of 2010.  The adjustments will result in non-cash charges to be reflected below the income from operations line in the Company's statements of operations, and will have no impact on the Company's cash balances or loss from operations.

On January 3, 2011, the Company’s Audit Committee of the Board of Directors upon recommendation from the Cytomedix management, concluded that the aforementioned financial statements did not properly account for the embedded derivative feature of certain previously issued warrants, and, as a result, should not be relied upon. Consequently, the Company’s management has determined that it must file an amended Annual Report on Form 10-K/A for the year ended December 31, 2009 which will contain restated financial information for the year ended December 31, 2009; and to file amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, June 30, and September 30, 2009, respectively, and March 31, June 30 and September 30, 2010, respectively, which will contain restated financial information for each affected quarter. All of these amended public reports will be filed with the SEC tomorrow morning, January 7, 2011.  Until such amended filings are made, the original filings as of those dates should not be relied upon.

The facts surrounding the foregoing determination are as follows:

(a)
The Company adopted the FASB Emerging Issues Task Force’s Issue No 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s own Stock” (“EITF 07-5”), now codified in ASC 815-40, as of January 1, 2009. EITF 07-5 provides guidance as to assessing equity versus liability treatment and classification for equity-linked financial instruments, including stock purchase warrants. Upon the adoption of EITF 07-5, the Company did not properly assess the impact of certain non-standard anti-dilution provisions that existed in certain then-outstanding stock purchase warrants, resulting in equity (versus liability) treatment and classification.

(b)
In 2009, the Company did not properly assess the impact of certain non-standard anti-dilution provisions that existed in stock purchase warrants issued in the August 2009 offering, resulting in equity (versus liability) treatment and classification.

(c)	As a result of the improper accounting treatment of the above-mentionedwarrants, certain offering expenses were also misclassified and accounted for incorrectly.

 For more detailed information please see the Company's Current Report on Form 8-K on this subject filed today with the SEC.

About Cytomedix, Inc.
Cytomedix develops, sells and licenses regenerative biological therapies primarily for wound care, inflammation and angiogenesis.  The Company markets the AutoloGel™ System, a device for the production of platelet rich plasma (PRP) gel derived from the patient’s own blood for use on a variety of exuding wounds; the Angel® Whole Blood Separation System, a blood processing device and disposable products used for the separation of whole blood into red cells, platelet poor plasma (PPP) and PRP in surgical settings; and the activAT® Autologous Thrombin Processing Kit, which produces autologous thrombin serum from PPP.  The activAT® kit is sold exclusively in Europe and Canada, where it provides a completely autologous, safe alternative to bovine-derived products.  The Company is pursuing a multi-faceted strategy to penetrate the chronic wound market with its products, as well as opportunities for the application of AutoloGel™ and PRP technology into other markets such as hair transplantation and orthopedics while actively seeking complementary products for the wound care market. Cytomedix also seeks to monetize other product candidates in its pipeline through strategic partnerships, out-licensing or sale.  Most notably is its anti-inflammatory peptide (designated CT-112) that has shown promise in preclinical testing.  Additional information regarding Cytomedix is available at www.cytomedix.com.

Safe Harbor Statement
Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. Such statements contained in this release are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’s actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’s ability to predict or control, including among others, our ability to complete and file its amended and restated reports for the affected fiscal periods, maintain listing of our securities on the NYSE Amex, viability and effectiveness of our sales approach and overall marketing strategies, the outcome of development or regulatory review of CT- 112, commercial success or acceptance by the medical community, competitive responses, our ability to raise additional capital and to continue as a going concern, our ability to execute on our strategy to market the AutoloGel™ System as contemplated, our ability to successfully integrate the Angel® and activAT® product lines into our existing business, to assume and satisfy certain liabilities related to the Angel® and activAT® product lines, or our ability to service the deferred payments related to the acquisition of the Angel® and activAT® product lines. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contacts:
Cytomedix, Inc.	Lippert/Heilshorn & Associates
David Jorden, Executive Board Member	Anne Marie Fields
Martin Rosendale, CEO	(afields@lhai.com)
Andrew Maslan, CFO	(212) 838-3777
(240) 499-2680
Bruce Voss
(bvoss@lhai.com)
(310) 691-7100

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